UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — October 2, 2008

BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)
0-14140
(Commission File Number)
22-2655804
(IRS Employer Identification No.)
One Penn Plaza
New York, New York
(Address of Principal Executive Offices)
10119
(Zip Code)
(212) 273-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 2, 2008, pursuant to the terms of the stock purchase agreement, dated as of September 2, 2008 (the “Stock Purchase Agreement”), by and among Broadpoint Securities Group, Inc. (the “Company”), American Technology Research Holdings, Inc., a Delaware corporation (“AmTech”), Richard J. Prati, Curtis L. Snyder, Richard Brown, Robert Sanderson and Bradley Gastwirth (such individuals, together with all other holders of AmTech Common Stock (as defined below) and options to purchase AmTech Common Stock who joined such Stock Purchase Agreement, the “Sellers”), the Company completed its previously announced acquisition of all of the issued and outstanding shares of common stock, par value $0.01 per share, of AmTech (the “AmTech Common Stock”) held by the Sellers and the cancellation of all outstanding options to purchase AmTech Common Stock held by the Sellers.
     Under the terms of the Stock Purchase Agreement, the Company purchased the AmTech Common Stock for a purchase price of $10.0 million in cash (subject to adjustment), an aggregate of 2,676,437 shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), which are subject to transfer restrictions that will lapse ratably over the three years following the closing, and an aggregate of 323,563 shares of restricted stock (the “Restricted Stock Consideration”) from the Company’s 2007 Incentive Compensation Plan (the “Plan”), subject to vesting over a three year period based on continued employment with AmTech. The Restricted Stock Consideration will be paid on January 2, 2009, pursuant to the terms of the Stock Purchase Agreement. The Sellers will also have the right to receive certain earn-out payments, consisting of 100% of the profits earned by AmTech in the fourth quarter of fiscal year 2008 and all of fiscal years 2009, 2010 and 2011, up to an aggregate of $15 million in profits. The Sellers also will have the right to receive earn-out payments consisting of 50% of such profits in excess of $15 million. All such earn-out payments will be paid 50% in cash and, depending on the recipient thereof, either 50% in Company Common Stock, which will be subject to transfer restrictions that will lapse ratably over the three years following issuance, or 50% in restricted stock from the Plan, subject to vesting based on continued employment with AmTech.
     The terms of the Stock Purchase Agreement, including the purchase price paid, were determined on the basis of arm’s-length negotiations between the Company and certain of the Sellers. Other than the Stock Purchase Agreement and employment relationships with the Company created by the acquisition, neither the Company nor any of its directors, officers, or, to its knowledge, any of its affiliates or associates of its directors or officers, has any other material relationships with the Sellers.
     The foregoing description of the terms of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2008 and incorporated herein by reference.
     See the press release dated October 3, 2008, which is attached as Exhibit 99.1 hereto, for additional information.
Item 3.02. Unregistered Sales of Equity Securities.
          On October 2, 2008, upon the closing of the transactions contemplated by the Stock Purchase Agreement, the Company issued 2,676,437 shares of Company Common Stock (the “Closing Stock Payment”) to the Sellers. The Closing Stock Payment was negotiated between the Company, AmTech and certain of the Sellers in connection with the negotiation of the Stock Purchase Agreement. The issuance of the Closing Stock Payment was made to fewer than 35 Sellers who are not “accredited investors” as defined in Rule 501(a)(7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Closing Stock Payment has not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements of the Securities Act. The Company relied on the exemption from the registration requirements of the Securities Act set forth under Section 4(2) of the Securities Act and Regulation D thereunder.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of business acquired.
The required financial statements of AmTech will be filed as part of an amendment to this Current Report on Form 8-K within the time period allowed by Item 9.01(a)(4).
(b) Pro forma financial information.
The required pro forma financial information will be filed as part of an amendment to this Current Report on Form 8-K within the time period allowed by Item 9.01(b)(2).
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 3, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT SECURITIES GROUP, INC.
By:	/s/ Robert I. Turner
	Name:	Robert I. Turner
	Title:	Chief Financial Officer

Dated: October 7, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 3, 2008.